    As filed with the Securities and Exchange Commission on October 3, 1997
                                                      Registration No. 333-25969
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        CREDIT MANAGEMENT SOLUTIONS, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                         52-1549401
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

               5950 SYMPHONY WOODS ROAD, COLUMBIA, MARYLAND 21044
               (Address of principal executive offices) (Zip Code)

                                 --------------

                        CREDIT MANAGEMENT SOLUTIONS, INC.
                    1996 NON-QUALIFIED STOCK OPTION PLAN (1)
                            (Full title of the plan)

                                 --------------

                              JAMES R. DEFRANCESCO
                     PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                              CHAIRMAN OF THE BOARD
                        CREDIT MANAGEMENT SOLUTIONS, INC.
               5950 SYMPHONY WOODS ROAD, COLUMBIA, MARYLAND 21044
                     (Name and address of agent for service)

                                 (410) 740-1000
          (Telephone number, including area code, of agent for service)

                                 --------------

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

(1) 2,750,000 shares of Common Stock issuable under the Registrant's 1996 Non-Qualified Stock Option Plan (the "Predecessor Plan") were originally registered on Form S-8 (Registration No. 333-25969) on April 28, 1997. Any of those shares of Common Stock which remained unissued as of the effective date of the Registrant's 1997 Stock Incentive Plan (the "Successor Plan") on such effective date were transferred to the Successor Plan for subsequent issuance under the Successor Plan. No further option grants will be made under the Predecessor Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Maryland on this 29th day of September, 1997.

                                        CREDIT MANAGEMENT SOLUTIONS, INC.


                                        By: /s/ James R. DeFrancesco
                                           -------------------------------------
                                           James R. DeFrancesco
                                           President, Chief Executive Officer
                                           and Chairman of of the Board
                                           (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signature                                       Title                                     Date
---------                                       -----                                     ----

/s/ James R. DeFrancisco            President, Chief Executive Officer             September 29, 1997
-------------------------           and Chairman of the Board
James R. DeFrancesco                (Principal Executive Officer)



/s/ Robert P. Vollono*              Senior Vice President, Treasurer,                ________________
-------------------------           Chief Financial Officer and Director
Robert P. Vollono                   (Principal Financial and Accounting Officer)


/s/ Scott L. Freiman*               Executive Vice President and Director            ________________
------------------------
Scott L. Freiman



/s/ Miles H. Grody*                 Senior Vice President, Secretary,                ________________
------------------------            General Counsel and Director
Miles H. Grody


/s/ Stephen X. Graham*              Director                                         ________________
------------------------
Stephen X. Graham



                                      II-1.

Signature                                      Title                                      Date
---------                                      -----                                      ----
/s/ John J. McDonnell, Jr.*                   Director                               ________________
------------------------
John J. McDonnell, Jr.


/s/ Peter M. Leger*                           Director                               ________________
------------------------
Peter M. Leger


*By /s/ James R. DeFrancesco
   -------------------------
     James R. DeFrancesco
     Attorney-in-Fact



                                      II-2.